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                                                                  EXHIBIT 12.1

      PRO FORMA COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES AND
    PREFERRED STOCK DIVIDENDS COVERAGE DEFICIENCY FOR SF HOLDINGS, INC.
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                                                                       Six months        Twelve months
                                                 Year ended              ended                ended
                                                July 27,1997        January 25, 1998    January 25, 1998
                                             ----------------      ------------------   -----------------
                                                           (dollars in thousands)
Loss before taxes and minority interest           $(66,041)           $(46,399)           $(55,672)
Combined Fixed charges and Preferred
 dividends from below                               76,857              40,279              78,269
  Less: Interest capitalized                          (748)               (274)               (702)
  Less: Preferred dividends                         (7,276)             (3,638)             (7,276)
                                                  --------            --------            --------
     Total earnings (numerator)                   $  2,792            $(10,032)           $ 14,619

Fixed charges and preferred stock dividends:
  Rent expense                                    $ 13,069            $  8,967            $ 13,988
                                                  --------            --------            --------
    Portion of rent considered interest           $  4,356            $  2,989            $  4,663

  Interest expense                                  64,477              33,378              65,628
  Interest capitalized                                 748                 274                 702
                                                  --------            --------            --------
     Total fixed charges                            69,581              36,641              70,993

Preferred Stock dividends-                           4,220               2,110               4,220
                                                  --------            --------            --------
  Adjusted to pre-tax amount                         7,276               3,638               7,276
                                                  --------            --------            --------
Combined fix charges and
  preferred stock dividends                       $ 76,857            $ 40,279            $ 78,269
                                                  ========            ========            ========
Coverage deficiency                               $ 74,065            $ 50,311            $ 63,650
                                                  ========            ========            ========
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